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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 29, 2004

                              CONCORD CAMERA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         New Jersey                               13-3152196
----------------------------                 ----------------------
(State or other jurisdiction                    (I.R.S. Employer
      of incorporation)                      Identification Number)

                                     0-17038
                            ------------------------
                            (Commission File Number)

4000 Hollywood Boulevard, 6th Floor North Tower, Hollywood, Florida    33021
-------------------------------------------------------------------  ----------
           (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        / / Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

        / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

        / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR STANDARD; TRANSFER OF LISTING.

         Concord Camera Corp. ("Concord" or "Company") announced today that Concord has appealed the determination of the Nasdaq Listing Qualifications Staff to delist the Company's securities because the Nasdaq Stock Market ("Nasdaq") had not received Concord's Form 10-Q for the first quarter of Fiscal 2005, which ended October 2, 2004. As previously announced by Concord on November 8, 2004, the conversion of Concord's management information systems in August 2004 from its existing Legacy systems to a new worldwide, fully integrated Enterprise Resource Planning ("ERP") software system resulted in inefficiencies and delays in providing certain information necessary to complete the Company's Quarterly Report on Form 10-Q. In its appeal, the Company advised Nasdaq that it expects to file its First Quarter Form 10-Q on or before January 31, 2005 and requested an exception to regain compliance with the Nasdaq listing standards. The Company expects to be notified of the decision by the Nasdaq Listing Qualifications Panel within 30 days. Concord's securities will remain listed pending the result of the appeal.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) A copy of Concord's press release dated December 29, 2004 is attached hereto as Exhibit 99.1.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CONCORD CAMERA CORP.


Date:  December 29, 2004                 By: /s/ Robert A. Bosi
                                             -----------------------------
                                             Robert A. Bosi,
                                             Interim Senior Vice President
                                             and Chief Financial Officer